     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                            52-1568099
          (State or other jurisdiction of                             (I.R.S. employer
          incorporation or organization)                           identification number)

                            ------------------------

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                           STEPHANIE B. MUDICK, ESQ.
                             DEPUTY GENERAL COUNSEL
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
     OF SECURITIES TO BE             AMOUNT TO BE             OFFERING PRICE              AGGREGATE
         REGISTERED                 REGISTERED(1)              PER UNIT(2)            OFFERING PRICE(2)
Debt Securities(4)...........       $1,550,000,000                 100%                 $1,550,000,000

     TITLE OF EACH CLASS
     OF SECURITIES TO BE              AMOUNT OF
         REGISTERED              REGISTRATION FEE(3)
Debt Securities(4)...........          $457,250

(1) Or, if any securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price of $1,550,000,000.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(o). Any offering of securities denominated in any foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such securities from the registrant.

(3) Up to $450,000,000 principal amount of debt securities previously registered pursuant to the Company's Registration Statement No. 33-63663 and not issued will be offered by the Prospectus contained in this Registration Statement. A filing fee associated with such debt securities in the amount of $241,374 was previously paid in connection with the filing of Registration Statement No. 33-63663.

(4) This registration statement also relates to offers and sales of Debt Securities by Salomon Brothers Inc, Smith Barney Inc. and any broker-dealer subsequently acquired directly or indirectly by the Company, each an affiliate of the Company, and any successor thereto, in market-making transactions.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

    Pursuant to Rule 429, the Prospectus contained in this Registration Statement will also be used in connection with the offering of up to $450,000,000 principal amount of Debt Securities previously registered pursuant to the Company's Registration Statement No. 33-63663 and not issued. In the event any such previously registered Debt Securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION DATED APRIL 28, 1998

PROSPECTUS

                              TRAVELERS GROUP INC.

                                DEBT SECURITIES

                               ------------------

    Travelers Group Inc. (the "Company") may offer from time to time its debt securities (the "Securities"), on terms to be determined at the time of sale, at an aggregate initial offering price not expected to exceed $2,000,000,000 or its equivalent in foreign currencies or composite currencies based on the applicable exchange rate at the time of offering. The Securities may be issued in one or more series with the same or various maturities. The specific designation, the aggregate principal amount, the maturity, the purchase price, the denominations, the currency, the rate (which may be fixed or variable) and time of payment of any interest, any sinking fund, any terms of redemption at the option of the Company or the holder, and other specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in an accompanying prospectus supplement (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities.

    The Offered Securities sold by the Company will be sold directly, or through agents designated from time to time or through underwriters or dealers, which may be a group of underwriters represented by one or more firms. If any agents of the Company or any underwriters are involved in the sale by the Company of Offered Securities, the names of such agents or underwriters and any applicable fee, commission, purchase price or discount arrangements with them will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. The Company may also sell Offered Securities directly to investors on its own behalf. This Prospectus, together with an appropriate Prospectus Supplement, may also be used by Salomon Brothers Inc, Smith Barney Inc. and any broker-dealer subsequently acquired directly or indirectly by the Company (including any successor thereto, the "Broker-Dealer Subsidiaries"), each an affiliate of the Company, in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Broker-Dealer Subsidiary may act as principal or agent in such transactions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

              , 1998

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Exchange, Inc. (the "PCX"), and such reports, proxy statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the PCX, 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

    The Company has filed with the Commission Registration Statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Offered Securities, reference is made to the Registration Statements and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statements, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

        1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997.

        2. Current Reports of the Company on Form 8-K dated January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998 and April 20, 1998.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of offering of Offered Securities hereby and
(ii) the date on which any Broker-Dealer Subsidiary ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in an accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statements of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Corporate Communications and Investor Relations, Travelers Group Inc., 388 Greenwich Street, New York, New York 10013; telephone (212) 816-8000.

                              RECENT DEVELOPMENTS

    On April 6, 1998, the Company and Citicorp announced that they entered into a definitive agreement to combine in a merger of equals. Pursuant to the merger agreement, each outstanding share of common stock, par value $1.00 per share, of Citicorp will be converted into the right to receive 2.5 shares of common stock, $.01 par value per share, of the Company and each share of preferred stock of Citicorp will be converted into a share of a substantially identical series of preferred stock of the Company. The transaction, which is expected to be completed during the third quarter of 1998, is subject to various regulatory approvals, including approval by the Federal Reserve Board. The transaction is also subject to approval by the stockholders of each of the Company and Citicorp. The transaction will be a tax-free exchange and will be accounted for on a "pooling of interests" basis. Information about Citicorp is included in its periodic reports and other materials filed with the Commission.

                                  THE COMPANY

    The Company is a diversified financial services holding company engaged, through its subsidiaries, principally in four business segments: Investment Services, including Asset Management, Consumer Finance Services, Property & Casualty Insurance Services and Life Insurance Services.

    The Company's Investment Services segment consists of investment banking, securities and commodities trading, asset management, brokerage and other financial services provided through subsidiaries of Salomon Smith Barney Holdings Inc. The Company's Consumer Finance Services segment includes consumer lending services conducted primarily under the name "Commercial Credit," as well as credit-related insurance and credit card services. The Company's Property & Casualty Insurance Services segment includes the operations of Travelers Property Casualty Corp., an 83% owned subsidiary of the

Company, and its subsidiary and affiliated property-casualty companies, which provide a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The Company's Life Insurance Services segment includes individual life insurance, annuities and pension programs which are offered primarily through The Travelers Insurance Company, The Travelers Life and Annuity Company and the Primerica Financial Services group of companies, including Primerica Life Insurance Company.

    In addition to its four business segments, the Company's Corporate and Other segment consists of unallocated expenses and earnings primarily related to interest, corporate administration, and certain corporate investments.

    The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-8000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------------
                                                                                  1997       1996       1995       1994
                                                                                ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................................       1.43       1.55       1.35       1.13


                                                                                  1993
                                                                                ---------
Ratio of earnings to fixed charges............................................       1.42

    The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. For purposes of these ratios, earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed earnings of investees carried on the equity basis of accounting and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities, the Company intends to apply the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include capital contributions to subsidiaries of the Company and/or the reduction or refinancing of borrowings of the Company or its subsidiaries.

                           DESCRIPTION OF SECURITIES

    The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of any Offered Securities and the extent, if any, to which such general provisions may apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.

    The Securities will be issued under an indenture, between the Company and a trustee, that has been or will be filed as an exhibit to or incorporated by reference in the Registration Statements of which this Prospectus forms a part or to which it relates. Unless otherwise indicated in an accompanying Prospectus Supplement, the Securities will be issued under an Indenture dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old Primerica"), and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc. ("Primerica Holdings") and the Trustee, the Second Supplemental Indenture dated as of January 31, 1991, between Primerica Holdings and the Trustee and the Third Supplemental Indenture dated December 9, 1992, among Primerica Holdings, the Company (f/k/a Primerica Corporation) and the Trustee (the indenture as so supplemented is hereinafter referred to as the "Indenture"). The following summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statements of which this Prospectus forms a part or to which it relates. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.

GENERAL

    The Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from sales of assets and investments, and advances and dividends from subsidiaries, certain of which are subject to regulatory considerations. The Indenture provides that the Securities and other unsecured debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company.

    One or more series of the Securities may be issued with the same or various maturities at par or at a discount. Federal income tax consequences and other special considerations applicable to any Securities issued by the Company at a discount ("Original Issue Discount Securities") will be described in the Prospectus Supplement relating thereto.

    Reference is made to the Prospectus Supplement relating to Offered Securities for the following terms thereof, where applicable:

        (1) the designation of the Offered Securities;

        (2) any limit on the aggregate principal amount of the Offered
    Securities;

        (3) the percentage of the principal amount representing the price for which the Offered Securities shall be issued;

        (4) the date or dates on which the principal of the Offered Securities shall be payable;

        (5) the rate or rates per annum (which may be fixed or variable) at which the Offered Securities shall bear interest, if any, or the method by which such rate or rates shall be determined;

        (6) the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, and the date or dates on which any such interest shall be payable and any record dates therefor;

        (7) if other than in United States dollars, the currency or currency unit in which payment of principal of, premium, if any, and interest on the Offered Securities shall be payable;

        (8) if the amount of payment of principal of, premium, if any, or any interest on the Offered Securities may be determined with reference to an index or formula based on a currency or currency unit other than that in which the Offered Securities are stated to be payable, the manner in which such amounts shall be determined;

        (9) if the principal of, premium, if any, or any interest on the Offered Securities is to be payable at the election of the Company or a holder thereof in a currency or currency unit other than that in which the Offered Securities are stated to be payable, the periods within which and the terms upon which such election may be made;

        (10) the place or places where the principal of, premium, if any, and any interest on the Offered Securities shall be payable;

        (11) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company;

        (12) the obligation, if any, of the Company to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

        (13) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities payable upon declaration of acceleration of the maturity of the Offered Securities;

        (14) provisions, if any, for the discharge of the Company's indebtedness and obligations or termination of certain of its obligations under the Indenture with respect to the Offered Securities by deposit of funds or United States government obligations;

        (15) whether the Offered Securities are to be issued in whole or in part in the form of a Global Security and the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Securities;

        (16) the date as of which any Global Security shall be dated if other than the original issuance of the first Offered Security to be issued; and

        (17) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture (SECTION 2.02).

    Under the Indenture, the Company may authorize the issuance and provide the terms of a series of Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indenture described above provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

    The Securities will be issued only in registered form. Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, Securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof (Section 2.01). The Prospectus Supplement relating to Offered Securities denominated in a foreign or composite currency will specify the denomination thereof (SECTION 2.02).

    The Securities may be presented for exchange, and Securities (other than a Global Security) may be presented for registration of transfer at the principal corporate trust office of the Trustee in The City of New York. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All Securities presented for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company and the Trustee) duly executed by, the registered holder or his attorney duly authorized in writing (SECTION 2.05).

PAYMENT AND PAYING AGENTS

    Payment of principal of and premium, if any, on the Securities (other than a Global Security) will be made in the designated currency against surrender of such Securities at the principal corporate trust office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Securities will be made to the person in whose name such Security is registered at the close of business on the Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the holder at such holder's registered address (SECTIONS 2.01 AND 5.02).

GLOBAL SECURITIES

    The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series (SECTION 1.02).

    The specific terms of the depository arrangement with respect to a series of Offered Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in any accompanying Prospectus Supplement, the following provisions will apply to any depository arrangements.

    Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below or in an accompanying Prospectus Supplement, Global Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

    DTC has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own interests in securities held by DTC only through participants.

    Upon the issuance by the Company of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Global Securities will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or persons that may hold interests through participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

    So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Securities for all purposes under the Indenture. Except as provided in an accompanying Prospectus Supplement, owners of beneficial interests in Global Securities will not be entitled to have Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of such Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

COVENANTS

    LIMITATIONS ON LIENS. The Company has agreed that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Securities issued under the Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SECTION 5.04).

    LIMITATIONS ON MERGERS AND SALES OF ASSETS. The Company has agreed that it will not enter into a merger or consolidation with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless (i) either the Company is the continuing corporation, or the successor corporation (if other than the Company) expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the Indenture (in which case, except in the case of such a lease, the Company will be discharged therefrom) and (ii) immediately thereafter, the Company or the successor corporation (if other than the Company) would not be in default in the performance of any covenant or condition of the Indenture (SECTIONS 5.05 AND 14.01).

    CERTAIN DEFINITIONS. The term "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. The term "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries. The term "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened (SECTIONS 1.02 AND 5.04).

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Securities, to establish, among other things, the form and terms of any series of securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the securities at the time outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of the securities of such series to be affected, provided that no such modification will (i) extend the fixed maturity of any such securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which any such securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each security so affected, or (ii) reduce the aforesaid percentage of securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all securities of such series then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee (SECTIONS 13.01 AND 13.02).

DEFAULTS

    The Indenture provides that events of default with respect to any series of Securities will be (i) default for 30 days in payment of interest upon any Security of such series; (ii) default in payment of principal (other than a sinking fund instalment) or premium, if any, on any Security of such series;
(iii) default for 30 days in payment of any sinking fund installment when due by the terms of the Securities of such series; (iv) default, for 90 days after notice, in performance of any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than such series); and (v) certain events of bankruptcy or insolvency (SECTION 6.01). If an event of default with respect to Securities of any series issued under the Indenture should occur and be continuing, either the Trustee or the holders of 25% in the principal amount of outstanding Securities of such series may declare each Security of that series due and payable (SECTION 6.02). The Company is required to file annually with the Trustee a statement of an officer as to the fulfillment by the Company of its obligations under the Indenture during the preceding year (SECTION 5.06).

    No event of default with respect to a single series of Securities issued under the Indenture (and any supplemental indenture) necessarily constitutes an event of default with respect to any other series of Securities (SECTION 6.02).

    Holders of a majority in principal amount of the outstanding Securities of any series will be entitled to control certain actions of the Trustee under the Indenture and to waive past defaults with respect to such series (SECTIONS 6.02 AND 6.06). Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of Securities, unless one or more of such holders of Securities shall have offered to the Trustee reasonable security or indemnity (SECTION 10.01).

    If an event of default occurs and is continuing with respect to a series of Securities, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of Securities of such series (SECTION 6.05).

    The right of any holder of any series of Securities to institute action for any remedy (except such holder's right to enforce payment of the principal of, premium, if any, and interest on such holder's Security when due) will be subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in principal amount of the Securities of that series outstanding to take action, and an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing (SECTION 6.07).

DEFEASANCE

    The Indenture provides that, if specified with respect to the Securities of a particular series, the Company (a) will be deemed to have paid and discharged the entire indebtedness on all outstanding Securities of such series ("defeasance and discharge") or (b) will cease to be under any obligation (other than to pay when due the principal of, premium, if any, and interest on such Securities) with respect to the Securities of such series ("covenant defeasance"), at any time prior to Maturity, when the Company has deposited with the Trustee, in trust for the benefit of the holders (i) funds sufficient to pay all sums due for principal of, premium, if any, and interest on the Securities of such series as they shall become due from time to time, or (ii) such amount of direct obligations of, or obligations the payment of which are unconditionally guaranteed by the full faith and credit of, the United States of America, as will or will together with the income thereon without consideration of any reinvestment thereof be sufficient to pay all sums due for principal of, premium, if any, and interest on the Securities of such series as they shall become due from time to time. In addition to the foregoing, covenant defeasance, but not defeasance and discharge, is conditioned upon the Company's delivery to the Trustee of an opinion of counsel to the effect that the holders of the Securities of such series will have no Federal income tax consequences as a result of such deposit. Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Securities of such series and the holders of such Securities shall look only to the deposited funds or obligations for payment. Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of, premium, if any, and interest on the Securities of such series if not otherwise paid from such deposited funds or obligations. Notwithstanding the foregoing, certain obligations and rights under the Indenture with respect to compensation, reimbursement and indemnification of the Trustee, optional redemption, mandatory and optional sinking fund payments, if any, registration of transfer and exchange of the Securities of such series, replacement of mutilated, destroyed, lost or stolen Securities and certain other administrative provisions will survive defeasance and discharge and covenant defeasance (SECTIONS 11.03 AND 11.04).

    Under current Federal income tax law, there is a substantial risk that the defeasance and discharge contemplated in the preceding paragraph could be treated as a taxable exchange of the Securities for an interest in the trust. As a consequence, each holder of the Securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's tax basis for the securities deemed exchanged. Thereafter, each holder would be required to include in income his share of any income, gain and loss recognized by the trust. Although a holder could be subject to Federal income tax on the deemed exchange of the defeased Securities for an interest in the trust, such holder would not receive any cash until the maturity of such Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the Federal income tax law.

    Except to the extent described above, the Indenture does not contain any covenants or provisions that would afford protection to holders of the Securities in the event of a highly leveraged transaction.

CONCERNING THE TRUSTEE

    The Bank of New York is the Trustee under the Indenture. The Company has had and may from time to time in the future have, banking relationships with the Trustee in the ordinary course of business.

                              PLAN OF DISTRIBUTION

    The Company may offer the Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly; or
(iii) through agents. Any such underwriters, dealers or agents may include any Broker-Dealer Subsidiary. The Prospectus Supplement with respect to an offering of Offered Securities will set forth (i) the terms of such offering, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Company from such sale,
(iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) the initial public offering price, (v) any discounts or concessions to be allowed or reallowed or paid to dealers and (vi) any securities exchanges on which such Offered Securities may be listed. Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

    In connection with underwritten offerings of the Offered Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

    If dealers are utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be sold directly by the Company to one or more institutional purchasers, or through agents designated by the Company from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Each of the Broker-Dealer Subsidiaries are members of the National Association of Securities Dealers, Inc. (the "NASD") and subsidiaries of the Company, and may participate in distributions of the Offered Securities. Accordingly, the offerings of Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This Prospectus together with an applicable Prospectus Supplement may also be used by any Broker-Dealer Subsidiary in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Broker-Dealer Subsidiary may act as principal or agent in such transactions. No Broker-Dealer Subsidiary has any obligation to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and affiliates of the Company in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 ERISA MATTERS

    By virtue of the Company's affiliation with certain of its subsidiaries, including insurance company subsidiaries and the Broker-Dealer Subsidiaries, that provide services to many employee benefit plans, including investment advisory and asset management services, the Company and any direct or indirect subsidiary of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Securities are acquired by an employee benefit plan with respect to which the Company or any direct or indirect subsidiary of the Company is a party in interest, unless such Securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Securities should consult with its legal counsel.

                                 LEGAL MATTERS

    The validity of the Offered Securities will be passed upon for the Company by Stephanie B. Mudick, Esq., Deputy General Counsel of the Company, 388 Greenwich Street, New York, New York 10013, or by counsel to be identified in the Prospectus Supplement. Ms. Mudick, Deputy General Counsel and Assistant Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock. Certain legal matters will be passed upon for the underwriters or agents by Dewey Ballantine LLP, New York, New York. Dewey Ballantine LLP has from time to time acted as counsel for the Company and certain of its subsidiaries and may do so in the future. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of shares of the Company's Common Stock.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein), which reports state that KPMG Peat Marwick LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. The consolidated financial statements of the Company referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firms as experts in accounting and auditing.

    The consolidated financial statements of Citicorp and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the Company's Current Report on Form 8-K dated April 8, 1998, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee and the NASD fee.

Securities and Exchange Commission Filing Fee...............  $  457,250
NASD Filing Fee.............................................      30,500
Rating Agency Fees..........................................     400,000
Blue Sky Fees and Expenses..................................       5,000
Trustees' Fees and Expenses.................................       5,000
Printing Fees and Expenses..................................     150,000
Accounting Fees and Expenses................................     100,000
Legal Fees and Expenses.....................................      50,000
Miscellaneous...............................................       2,250
                                                              ----------
      Total.................................................  $1,200,000
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Section Three of Article V of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits

  EXHIBIT
  NUMBER                                                     DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------------

       1.01  Underwriting Agreement Basic Provisions, dated January 12, 1993, incorporated by reference to Exhibit 1.01 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-55542).
       4.01  Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old
               Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
               4.01 to the Company's Registration Statement on Form S-3 (No. 33-55542).
       4.02  First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc.
               ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit 4.02 to the Company's
               Registration Statement on Form S-3 (No. 33-55542)
       4.03  Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-3 (No.
               33-55542).
       4.04  Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Primerica Corporation and the Trustee, incorporated by reference to Exhibit 5 to the Company's Form 8-A dated December 21,
               1992, with respect to the Company's 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).
       5.01  Opinion of Stephanie B. Mudick, Deputy General Counsel of the Company, as to the legality of securities being registered.

  EXHIBIT
  NUMBER                                                     DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------------
      12.01  Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the
               Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-9924).
      23.01  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.
      23.02  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.
      23.03  Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
      23.04  Consent of Counsel (included in Exhibit 5.01).
      24.01  Powers of Attorney of certain directors of the Company.
      25.01  Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
               York, Trustee, incorporated by reference to Exhibit 25.01 to the Company's Registration Statement on Form
               S-3 (No. 33-63663).

ITEM 17. UNDERTAKING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Travelers Group Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Travelers Group Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Travelers Group Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 28th day of April, 1998.

                                TRAVELERS GROUP INC.

                                By                /s/ JAMES DIMON
                                     -----------------------------------------
                                                    James Dimon
                                                     President

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on this 28th day of April, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------
                                Chairman of the Board,
     /s/ SANFORD I. WEILL         Chief Executive Officer
------------------------------    (Principal Executive
       Sanford I. Weill           Officer) and Director

                                Senior Vice President and
     /s/ HEIDI G. MILLER          Chief Financial Officer
------------------------------    (Principal Financial
       Heidi G. Miller            Officer)

                                Executive Vice President
      /s/ IRWIN ETTINGER          and Chief Accounting
------------------------------    Officer (Principal
        Irwin Ettinger            Accounting Officer)

------------------------------  Director
     C. Michael Armstrong

              *
------------------------------  Director
         Judith Arron

              *
------------------------------  Director
      Kenneth J. Bialkin

              *
------------------------------  Director
   Joseph A. Califano, Jr.

       /s/ JAMES DIMON
------------------------------  Director
         James Dimon

              *
------------------------------  Director
     Leslie B. Disharoon

              *
------------------------------  Director
        Gerald R. Ford

          SIGNATURE                       TITLE
------------------------------  --------------------------

              *
------------------------------  Director
       Thomas W. Jones

              *
------------------------------  Director
        Ann D. Jordan

              *
------------------------------  Director
        Robert I. Lipp

              *
------------------------------  Director
        Michael Masin

              *
------------------------------  Director
      Deryck C. Maughan

              *
------------------------------  Director
       Dudley C. Mecum

              *
------------------------------  Director
      Andrall E. Pearson

              *
------------------------------  Director
        Frank J. Tasco

              *
------------------------------  Director
       Linda J. Wachner

              *
------------------------------  Director
    Joseph R. Wright, Jr.

              *
------------------------------  Director
        Arthur Zankel

*By:       /s/ JAMES DIMON
      -------------------------
             James Dimon
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                                     DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------------

       1.01  Underwriting Agreement Basic Provisions, dated January 12, 1993, incorporated by reference to Exhibit 1.01 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-55542).

       4.01  Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old
               Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
               4.01 to the Company's Registration Statement on Form S-3 (No. 33-55542).

       4.02  First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc.
               ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit 4.02 to the Company's
               Registration Statement on Form S-3 (No. 33-55542)

       4.03  Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-3 (No.
               33-55542).

       4.04  Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Primerica Corporation and the Trustee, incorporated by reference to Exhibit 5 to the Company's Form 8-A dated December 21,
               1992, with respect to the Company's 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).

       5.01  Opinion of Stephanie B. Mudick, Deputy General Counsel of the Company, as to the legality of securities being registered.

      12.01  Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the
               Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-9924).

      23.01  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

      23.02  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

      23.03  Consent of Arthur Andersen LLP, Independent Certified Public Accountants.

      23.04  Consent of Counsel (included in Exhibit 5.01).

      24.01  Powers of Attorney of certain directors of the Company.

      25.01  Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
               York, Trustee, incorporated by reference to Exhibit 25.01 to the Company's Registration Statement on Form
               S-3 (No. 33-63663).